UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2014

Cole Credit Property Trust V, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-189891 (1933 Act)	46-1958593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 25, 2014, Cole Operating Partnership V, LP (“CCPT V OP”), the operating partnership of Cole Credit Property Trust V, Inc. (the “Company”), entered into a $50.0 million secured revolving credit facility (the “Credit Facility”) pursuant to a credit agreement (the “Credit Agreement”), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2014 (the “May 1st Form 8-K”), with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) as administrative agent, swing line lender, letter of credit issuer, syndication agent, and documentation agent, and other lending institutions that may become parties to the Credit Agreement (collectively with JPMorgan Chase, the “Lenders”).
On October 17, 2014, CCPT V OP entered into a second modification and lender joinder agreement to the Credit Agreement (the “Modification Agreement”) with JPMorgan Chase, as administrative agent for the Lenders, and Bank of America, N.A. and Capital One, N.A., as new lenders, in order to increase the maximum principal amount of the Credit Facility to $300.0 million in revolving loans (the “Amended Credit Facility”). CCPT V OP paid certain fees under the Modification Agreement, including up-front fees and an arrangement fee. All other terms of the Credit Facility described in the May 1st Form 8-K remain unchanged.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Amended Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2014	COLE CREDIT PROPERTY TRUST V, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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